UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 431-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

The information provided in Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

On March 30, 2012, holders of the Company’s 5.5% Convertible Senior Notes due 2027 (the “Notes”) validly tendered all of the $34,851,000 outstanding principal amount of the Notes to the Company pursuant to the terms of and subject to the conditions set forth in the Indenture (the “Indenture”), dated as of March 28, 2007, between the Company and Wells Fargo Bank, National Association, as trustee. The Company completed the repurchase of the $34,851,000 of the Notes on April 2, 2012. Following the Company’s repurchase of the Notes on April 2, 2012, no Notes remain outstanding.

As a result of all Notes having been validity tendered and repurchased by the Company, on April 2, 2012 the Indenture was terminated and ceased to be of further effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: April 2, 2012	By:	/s/ James E. Levine
	Name:	James E. Levine
	Title:	President and Chief Executive Officer